Exhibit 10.2
THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment to Amended and Restated Employment Agreement (the “Amendment”), dated as of March 1, 2025 (the “Effective Date”), amends that certain Amended and Restated Employment Agreement by and between Gary Swidler (“Executive”) and Match Group, Inc., a Delaware corporation (the “Company”), effective as of June 9, 2022 (as amended, the “Employment Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

WHEREAS, Section 8A of the Employment Agreement provides that the Employment Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties thereto; and
WHEREAS, each of the Company and Executive desire to amend the Employment Agreement.
NOW, THEREFORE, for good and lawful consideration, the sufficiency of which is acknowledged and agreed, the parties hereto agree as follows:
1.The first sentence of Section 1A of the Employment Agreement (“EMPLOYMENT”) is hereby deleted and replaced in its entirety with the following:

“Until March 31, 2025, the Company shall employ Executive, and Executive shall be employed, as the President of the Company. Beginning April 1, 2025, and ending on July 4, 2025, the Company shall employ Executive, and Executive shall be employed, as an Advisor to the Company.”

2.Section 2A of the Employment Agreement (“TERM”) is hereby deleted and replaced in its entirety with the following:

“This Agreement shall commence on the Effective Date and shall continue until July 4, 2025 (the “Term”). After the Term, the parties expressly acknowledge and agree that Executive’s employment by the Company shall end and that such termination of employment shall constitute a termination of Executive’s employment by Executive without Good Reason (as defined below). Upon such termination, except as set forth herein, no additional compensation is to be paid to Executive. Notwithstanding anything to the contrary in this Agreement, Executive’s employment with the Company is “at will” and may be terminated at any time prior to the expiration of the Term, for any reason or no reason, with or without cause, by the Company or Executive. Executive’s rights to payments upon certain termination of employment is governed by Section 1 of the Standard Terms and Conditions attached hereto. During the Term, Executive may perform outside business activities, subject to Section 2 of the Standard Terms and Conditions and Company policies.”

3.Certain Acknowledgements. By executing this Amendment, notwithstanding anything to the contrary contained herein or in the Employment Agreement, Executive hereby acknowledges and agrees that none of the amendments to the Employment Agreement described herein nor any change to Executive’s job responsibilities or duties as a result thereof will (i) constitute a breach of the Employment Agreement or (ii) provide Executive with Good Reason (as defined in the Employment Agreement) to terminate employment with the Company or constitute a termination of Executive’s employment by the Company without Cause (as defined in the Employment Agreement) for purposes of the Employment Agreement or any other agreement between Executive and the Company.

4.Miscellaneous.

(a)The Employment Agreement, as amended hereby, is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder (“Section 409A”). It is intended that any amounts payable under the Employment Agreement, as amended hereby, and the Company’s and Executive’s exercise of authority or discretion thereunder shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. The Employment Agreement, as amended hereby, shall be construed and interpreted consistent with that intent.
(b)Except as expressly amended hereby, all terms and conditions of the Employment Agreement remain in full force and effect. Whenever the Employment Agreement is referred to in the Employment Agreement or in any other agreements, documents or instruments, such reference shall be to the Employment Agreement as amended hereby.
(c)This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.
(d)This Amendment shall be governed by and construed under and in accordance with the internal laws of the State of New York without reference to its principles of conflicts of laws.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement effective as of the Effective Date.

MATCH GROUP, INC.

/s/ Sean Edgett
By: SEAN EDGETT
Title: Chief Legal Officer & Secretary

/s/ Gary Swidler
GARY SWIDLER

[Signature Page to Third Amendment to Employment Agreement]
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